Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint Dustan E. McCoy, Peter B. Hamilton and Kristin M. Coleman, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2012 and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ DUSTAN E. McCOY Dustan E. McCoy	February 13, 2013

Director	/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	February 12, 2013

Director	/s/ ANNE E. BÉLEC Anne E. Bélec	February 12, 2013

Director	/s/ JEFFREY L. BLEUSTEIN Jeffrey L. Bleustein	February 12, 2013

Director	/s/ CAMBRIA W. DUNAWAY Cambria W. Dunaway	February 19, 2013

Director	/s/ DAVID C. EVERITT David C. Everitt	February 11, 2013

Director	/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	February 12, 2013

Director	/s/ GRAHAM H. PHILLIPS Graham H. Phillips	February 12, 2013

Director	/s/ RALPH C. STAYER Ralph C. Stayer	February 12, 2013

Director	/s/ J. STEVEN WHISLER J. Steven Whisler	February 14, 2013

Director	/s/ ROGER J. WOOD Roger J. Wood	February 13, 2013

Director	/s/ LAWRENCE A. ZIMMERMAN Lawrence A. Zimmerman	February 12, 2013